UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2009

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	000-53200	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 South Flower Street, Suite 3100, Los Angeles, California 90071

(Address of principal executive offices)

(609) 683-4900 or (213) 683-4222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 12, 2009, CB Richard Ellis Realty Trust (the “Company”) entered into a selected dealer agreement with CNL Securities Corp. (the “Dealer Manager”), CBRE Advisors LLC (the “Investment Advisor”), CB Richard Ellis Investors, LLC (the “Sponsor”) and Ameriprise Financial Services, Inc. (“Ameriprise”), pursuant to which Ameriprise was appointed as a soliciting dealer in the Company’s current follow-on offering. Subject to certain limitations set forth in the selected dealer agreement, the Company, the Dealer Manager, the Investment Advisor and the Sponsor, jointly and severally, have agreed to indemnify Ameriprise against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities resulting from the breach by the Company, the Dealer Manager, the Investment Advisor, or the Sponsor of the selected dealer agreement. In connection with the selected dealer agreement, the Company separately agreed to indemnify and reimburse the Dealer Manager, the Investment Advisor and the Sponsor under certain circumstances for any amounts each of them is required to pay pursuant to this indemnification.

The selected dealer agreement contains customary representations, warranties, covenants and closing conditions. The selected dealer agreement also contains customary termination provisions and an additional right of termination by any party at any time for any reason with two days prior written notice to the other parties.

A copy of the selected dealer agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Selected Dealer Agreement by and among, CB Richard Ellis Realty Trust, CNL Securities Corp., CBRE Advisors LLC, CB Richard Ellis Investors, LLC and Ameriprise Financial Services, Inc. dated as of February 12, 2009.

1.2	Side Letter between CB Richard Ellis Realty Trust, CB Richard Ellis Investors, LLC and CBRE Advisors LLC dated February 12, 2009.

1.3	Side Letter between CB Richard Ellis Realty Trust and CNL Securities Corp. dated February 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

February 18, 2009	By:	/s/ Jack A. Cuneo
	Name:	Jack A. Cuneo
	Title:	President and Chief Executive Officer